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                                                                   EXHIBIT 10.19


                         FRANKLIN BANCORPORATION, INC.

                       NONDISCRETIONARY STOCK OPTION PLAN

         1.      Purpose.

                 This Nondiscretionary Stock Option Plan (hereinafter referred to as this "Plan") is intended to promote the best interests of the Corporation and its stockholders by providing an incentive and reward for the individuals serving as directors who make certain contributions to the business of the Corporation in such capacity, by providing such incentive and reward in a form of equity compensation and by furthering the alignment of the interests of such directors with those of the stockholders of the Corporation.

         2.      Definitions.

                 The following terms shall have the following meanings when used herein unless the context clearly otherwise requires:

                 A. "Banks" means Franklin National Bank of Washington, D.C., a national banking association, and George Washington Banking Corporation, a Virginia corporation.

                 B. "Board of Directors" means the Board of Directors of the Corporation.

                 C. "Code" means the Internal Revenue Code of 1986, as amended, or any successor provisions.

                 D. "Common Stock" means the Common Stock of the Corporation, par value Ten Cents ($0.10) per share.

                 E. "Corporation" means Franklin Bancorporation, Inc., a Delaware corporation.

                 F. "Effective Date" means January 31 of each year, or, if January 31 is not a business day, the first business day next succeeding January 31.

                 G. "Eligible Person" means any individual who becomes eligible to participate in this Plan in accordance with Section 5A hereof.

                 H. "ERISA" means the Employee Retirement Income Security Act, as amended.

                 I. "Exchange Act" means the Securities Exchange Act of 1934, as amended.
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                 J.       "Exercise Price" means the price at which a share of
Incentive Stock may be purchased by a particular Participant pursuant to the exercise of an Option.

                 K. "Fair Market Value" means the value of a share of Incentive Stock as determined in accordance with Section 5D hereof.

                 L. "Formula" means a formula which uses objective criteria to determine the amount, price and timing of awards to be granted under this Plan.

                 M. "Incentive Stock" means shares of Common Stock that may be issued pursuant to this Plan.

                 N. "Nondiscretionary Stock Option Agreement" means an agreement by and between a Participant and the Corporation setting forth the specific terms and conditions of an Option, as well as the specific terms and conditions under which Incentive Stock may be purchased by such Participant pursuant to the exercise of such Option and, if applicable, a SAR with respect to such shares of Incentive Stock. Such Nondiscretionary Stock Option Agreement shall be subject to the provisions of this Plan (which shall be incorporated by reference therein) and shall contain such provisions as the Board of Directors, in its sole discretion, may authorize.

                 O. "Option" means the right of a Participant to purchase shares of Incentive Stock in accordance with the terms of this Plan and the Nondiscretionary Stock Option Agreement between such Participant and the Corporation.

                 P. "Participant" means any Eligible Person to whom an Option has been granted pursuant to this Plan and who is a party to a Nondiscretionary Stock Option Agreement.

                 Q. "SAR" means a right granted by the Corporation to a Participant to receive cash or other consideration equal to the difference between the market value of the Incentive Stock covered by all or any unexercised portion of an Option on the date of exercise of the SAR and the Fair Market Value of such Incentive Stock on the date of grant of the SAR.

                 R. "Subsidiary" means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if, at the time of granting of an Option, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain.





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         3.      Adoption, Administration Amendment and Termination of Plan.

                 A. This Plan shall become effective upon its adoption by the Board of Directors and its subsequent approval by a majority of the votes cast in person or by proxy at a meeting of the stockholders of the Corporation held within twelve (12) months of adoption of this Plan by the Board of Directors. No Option or other award hereunder shall be exercisable or payable in any respect prior to such approval of this Plan by the stockholders of the Corporation.

                 B. No Option may be granted pursuant to this Plan after March 1, 2005.

                 C. The Board of Directors shall implement, interpret (except as expressly provided in this Plan) and administer this Plan. Without limiting the powers and authority of the Board of Directors in any respect, the Board of Directors shall have authority (i) to construe and interpret this Plan and any Nondiscretionary Stock Option Agreement entered into hereunder; (ii) to determine the applicability of the Formula to each Eligible Person, (iii) to determine the Fair Market Value, if necessary; (iv) to determine the terms and conditions, consistent with the terms and conditions of this Plan, of any Option and to approve forms of Nondiscretionary Stock Option Agreement; (v) to determine whether, and under what circumstances, an Option may be settled or paid in cash or other consideration; (vi) to amend, cancel, accept the surrender of, modify or accelerate the vesting of all or any portion of an Option; (vii) to authorize and implement any amendment, as required by applicable law or regulations, or with the consent of the Participant, to any Nondiscretionary Stock Option Agreement and the terms of any Option evidenced thereby; (viii) to include within the definition of "Banks" any Subsidiary (including any entity to be acquired by the Corporation) and to fix the date or circumstances under which directors of such Subsidiary may be eligible to participate herein; and (ix) to establish policies and procedures for the exercise of Options and the satisfaction of withholding or other obligations arising in connection therewith. The Board of Directors may delegate to the appropriate officer or officers of the Corporation the authority to prepare, execute and deliver any Nondiscretionary Stock Option Agreement, the terms of which shall be consistent with the terms and conditions of this Plan. Any action taken by the Board of Directors with respect to the implementation, interpretation or administration of this Plan shall be final, conclusive and binding.

                 D. This Plan may be amended or terminated in whole or in part by the Board of Directors (in its sole discretion), except that (i) no such action shall adversely affect or alter any right or obligation with respect to any Option or Nondiscretionary Stock Option Agreement then in effect unless such action is required by applicable law or regulations, (ii) the Formulas provided or referred to in Sections 5B or 5C hereof may not be amended, restated or revised more frequently than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder or as permitted by Rule 16b-3 promulgated under the Exchange Act (or any successor provision) and (iii) any amendment shall be





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approved by the stockholders of the Corporation if, and to the extent, required by applicable law or Rule 16b-3 promulgated under the Exchange Act (or any successor provision).

         4.      Total Number of Shares of Incentive Stock.

                 The number of shares of Incentive Stock which may be issued in the aggregate by the Corporation under this Plan pursuant to the exercise of Options granted hereunder shall not be more than one hundred thousand (100,000). Such shares of Incentive Stock may be issued out of the authorized and unissued or reacquired Common Stock of the Corporation. Any shares subject to an Option or portion thereof which expires or is terminated unexercised (unless by virtue of the exercise of a SAR granted in tandem therewith) as to such shares may again be subject to an Option under this Plan. To the extent there shall be any adjustment pursuant to the provisions of Article 9 hereof, the aforesaid number of shares shall be appropriately so adjusted.

         5.      Eligibility and Awards.

                 A. The persons eligible to participate in this Plan shall be (i) all members of the Board of Directors, (ii) all members of the board of directors of the Banks and (iii) those members of the board of directors of any current or hereafter acquired Subsidiary of the Corporation to which the Board of Directors have determined to extend the application of this Plan.

                 B. The Formula to be applied to the Eligible Persons described in Subsections 5A(i) and (ii) hereof is:

                          (i)     Each person who secures business for the
Corporation and/or for one or more of the Banks, which amounts, during a given calendar year, to at least $700,000 (average balance) in deposits and $500,000 in loans, shall be entitled to receive an Option to purchase five hundred (500) shares of Incentive Stock; and

                          (ii)    Each person who secures business for the
Corporation and/or for one or more of the Banks, which amounts, during a given calendar year, to at least $1,400,000 (average balance) in deposits and $1,000,000 in loans, shall be entitled to receive an additional Option to purchase five hundred (500) shares of Incentive Stock; and

                          (iii)   Each person who secures business for the
Corporation and/or for one or more of the Banks, which amounts, during a given calendar year, to at least $2,800,000 (average balance) in deposits and $2,000,000 in loans, shall be entitled to receive an additional Option to purchase one thousand (1,000) shares of Incentive Stock.





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                 C.       The Formula to be applied to the Eligible Persons
described in Subsection 5A(iii) hereof shall be determined from time to time by the Board of Directors in accordance with Section 3D hereof.

                 D. Grants of Options under this Plan shall be made annually, as of the Effective Date, based on each Eligible Person's performance under the Formula for the calendar year immediately preceding such Effective Date. The Exercise Price for the Options granted on each Effective Date shall be the Fair Market Value equal to the average of the bid and asked prices for the Common Stock over the five (5) business days immediately preceding the Effective Date, as correctly reported in any stock quotation report provided by the NASDAQ System or the National Association of Securities Dealers, Inc. or, if the Common Stock is quoted on the NASDAQ National Market System or traded on an exchange, the average of the closing prices for the Common Stock over the five (5) business days immediately preceding the Effective Date, as correctly quoted in the Wall Street Journal. Each Option shall have a term of ten (10) years from the Effective Date relating thereto.

                 E. As soon as practicable after it is determined that the criteria have been met so that Eligible Person has the right to receive an Option under this Plan, the appropriate officer or officers of the Corporation shall give notice (written or oral) to such effect to such Eligible Person, which notice shall be accompanied by a copy or copies of the Nondiscretionary Stock Option Agreement to be executed by such Eligible Person. Upon receipt of such notice, an Eligible Person shall have an Option, and shall thereby become and be a Participant, only after the due execution and delivery by such Eligible Person and the Corporation of a Nondiscretionary Stock Option Agreement (in such number as the officer or officers of the Corporation shall direct) by such date and time as shall be specified in such notice (unless waived by the Corporation).

         6.      Exercise and Termination of Options.

                 A. An Option of a Participant may be exercised during the period such Option is in effect and as set forth herein and in the Nondiscretionary Stock Option Agreement, and only if compliance with all applicable Federal and state securities laws can be effected. An Option may be exercised only by (i) the Participant's completion, execution and delivery to the Corporation of a notice of such Participant's exercise of such Option and an "investment letter" (if required by the Corporation) as supplied by the Corporation and (ii) the payment to the Corporation of the aggregate Exercise Price, in accordance with Section 6B hereof and the Nondiscretionary Stock Option Agreement, for the shares of Incentive Stock to be purchased pursuant to such exercise (as shall be specified by such Participant in such notice). Except as specifically provided by a duly executed Nondiscretionary Stock Option Agreement or unless waived by the Board of Directors, an Option or any of the rights thereunder may be exercised by such Participant only, and may not be transferred or assigned, voluntarily, involuntarily or by operation of law other than by will or the laws of descent and distribution.





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                 B.  Payment by each Participant for the shares of Incentive
Stock purchased hereunder upon the exercise of an Option shall be made by good check or in accordance with the terms of any Nondiscretionary Stock Option Agreement executed by such Participant, which may permit payment of such aggregate Exercise Price by a loan from the Corporation to such Participant or the surrender of shares of Common Stock held by such Participant.

                 C. The Board of Directors at any time or from time to time may offer to buy out for a payment in cash or Incentive Stock all or a portion of an outstanding Option held by a Participant, based on such terms and conditions as the Board of Directors shall establish and communicate to the Participant at the time that such offer is made. The Board of Directors may provide for the surrender of all or any portion of an Option in satisfaction of specified obligations of a Participant.

                 D. As a condition to the exercise of any Option or SAR (for non-cash consideration), the Corporation shall have the right to require that the Participant (or the recipient of any shares of Incentive Stock or non-cash consideration) remit to the Corporation or any Subsidiary an amount calculated by the Corporation to be sufficient to satisfy applicable Federal, state, foreign or local income tax withholding and other tax requirements prior to the delivery of any stock certificate evidencing shares of Incentive Stock or other form of non-cash consideration; in lieu thereof, the Participant may satisfy applicable income tax withholding and other tax requirements by electing to have the Corporation withhold from the Incentive Stock issuable upon exercise of an Option a number of whole shares having a fair market value (determined on the date that the amount of tax to be withheld is to be fixed) at least equal to the aggregate amount required to be withheld. Whenever any payments are to be made in cash (upon the exercise of a SAR or otherwise), the Corporation shall deduct from such payment such amount calculated by the Corporation to be sufficient to satisfy applicable Federal, state, foreign or local income tax withholding and other tax requirements thereon.

         7.      Costs and Expenses.

                 All costs and expenses with respect to the adoption, implementation, interpretation and administration of this Plan shall be borne by the Corporation; provided, however, that, except as otherwise specifically provided in this Plan or a Nondiscretionary Stock Option Agreement, the Corporation shall not be obligated to pay any costs or expenses (including legal fees) incurred by any Participant in connection with any Nondiscretionary Stock Option Agreement, this Plan or any Option or Incentive Stock held by any Participant.

         8.      No Prior Right of Award.

                 Nothing in this Plan shall be deemed to give any director, officer or employee of, or advisor or consultant to, the Corporation or any Subsidiary, or such person's legal representatives or assigns, or any other person or entity claiming under or through such





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person, any contract or other right to participate in the benefits of this
Plan. Nothing in this Plan shall be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Corporation or any Subsidiary shall continue to employ, retain or engage any individual (whether or not a Participant). This Plan shall not affect in any way the right of the Corporation and any Subsidiary to terminate the employment or engagement of any individual (whether or not a Participant) at any time and for any reason whatsoever and to remove any individual (whether or not a Participant) from any position as a director or officer. No change of a Participant's duties as an employee of the Corporation or any Subsidiary shall result in a modification of the terms of any rights of such Participant under this Plan or any Nondiscretionary Stock Option Agreement executed by such Participant.

         9.      Changes in Capital Structure.

                 Subject to any required action by the stockholders of the Corporation and the provisions of the General Corporation Law of the State of Delaware, the number of shares of Incentive Stock represented by the unexercised portion of an Option and the number of shares of Incentive Stock which has been authorized or reserved for issuance hereunder (whether such shares are unissued, reacquired or subject to an Option that expired, was cancelled, surrendered or terminated unexercised as to such shares), as well as the Exercise Price under the unexercised portion of an Option, shall be proportionately adjusted for (i) a division, combination or reclassification of any of the shares of Common Stock of the Corporation or (ii) a dividend payable in shares of Common Stock of the Corporation.

         10.     Burden and Benefit.

                 The terms and provisions of this Plan shall be binding upon, and shall inure to the benefit of, each Participant and such Participant's executors and administrators, estate, heirs and personal and legal representatives.

         11.     Headings.

                 The headings and other captions contained in this Plan are for convenience of reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Plan.

         12.     Interpretation.

                 Notwithstanding any provision of this Plan or any provision of any Nondiscretionary Stock Option Agreement evidencing an Option, for so long as any securities of the Corporation are registered under Section 12 of the Exchange Act, this Plan and each Nondiscretionary Stock Option Agreement evidencing an Option granted to an Eligible Person who is then required to report transactions in the securities of the Corporation pursuant to Section 16(a) of the Exchange Act are intended to meet the applicable requirements for





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exemption under Rule 16b-3 promulgated pursuant to the Exchange Act (or any successor provision). This Plan shall be governed by, and construed in accordance with, the substantive laws of the State of Delaware.

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